Exhibit 99.1

NextNav Inc. Reports Third Quarter 2025 Results and Operational Highlights

RESTON, Va., November 06, 2025 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended September 30, 2025.

“In the third quarter we continued to proactively advocate for the FCC to take the next step in the process, despite the government shutdown, and are pleased with the technological progress we have made as we prepare for commercialization of our technology,” said Mariam Sorond, CEO of NextNav. “We look forward to continuing to support the FCC’s important work as we seek to enable a widescale, future-proof complement and backup to GPS as quickly as possible.”

Operational Highlights

•         On September 25, 2025, NextNav announced the closing of its agreement to acquire additional lower 900 MHz band licenses. Details can be found here.

•         On October 9, 2025, NextNav extended its agreement with AT&T, relating to NextNav’s Pinnacle network operations, by two years. Details can be found here.

•         On October 10, 2025, NextNav reached a major milestone towards enabling a widescale commercial 5G PRS-based 3D PNT solution, delivering accurate timing and positioning information while simultaneously delivering both downlink and uplink data transmissions utilizing standard 5G network equipment. Details can be found here.

•         On October 14-15, 2025, NextNav showcased its vertical location capabilities and progress toward commercialization of 5G-based 3D PNT at Mobile World Congress 2025 Las Vegas. Details can be found here.

•         On October 24, 2025, NextNav and Oscilloquartz announced the successful integration of 5G-based timing for critical infrastructure applications. Details can be found here.

Financial Highlights

•         Balance Sheet: As of September 30, 2025, the Company had $167.6 million in cash and cash equivalents and short-term investments. Net long-term debt of $230.1 million includes derivative liability of $75.1 million, and is net of unamortized discount of $34.9 million, with a face value of $190 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 9:00 am ET on Thursday, November 6, 2025.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call:  https://registrations.events/direct/Q4I6293644. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

 NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$89,994	$39,330
Short term investments	77,583	40,785
Accounts receivable	1,432	3,301
Other current assets	3,244	2,629
Total current assets	$172,253	$86,045
Property and equipment, net of accumulated depreciation of $15,688 and $13,716 at September 30, 2025 and December 31, 2024, respectively	12,777	17,974
Operating lease right-of-use assets	15,573	17,368
Goodwill	19,099	16,966
Intangible assets	42,384	9,589
Other assets	984	13,798
Total assets	$263,070	$161,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$837	$858
Accrued expenses and other current liabilities	10,907	8,536
Operating lease current liabilities	2,767	2,462
Deferred revenue	422	288
Total current liabilities	$14,933	$12,144
Warrants	25,460	28,707
Operating lease noncurrent liabilities	12,918	14,352
Other long-term liabilities	1,753	1,795
Long term debt, net	230,124	54,621
Total liabilities	$285,188	$111,619

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 134,859,981 and 131,268,940 shares issued and 134,727,753 and 131,136,712 shares outstanding at September 30, 2025 and December 31, 2024, respectively	15	14
Additional paid-in capital	958,216	912,241
Accumulated other comprehensive income	3,741	665
Accumulated deficit	(983,397)	(862,106)
Common stock in treasury, at cost; 132,228 shares at both September 30, 2025 and December 31, 2024	(693)	(693)
Total stockholders’ equity (deficit)	$(22,118)	$50,121
Total liabilities and stockholders’ equity	$263,070	$161,740

NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$887	$1,607	$3,628	$3,758
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,041	2,585	6,609	8,270
Research and development	5,153	3,545	14,015	12,325
Selling, general and administrative	10,012	8,016	30,765	24,570
Depreciation and amortization	3,546	1,313	6,348	3,926
Total operating expenses	$20,752	$15,459	$57,737	$49,091
Operating loss	$(19,865)	$(13,852)	$(54,109)	$(45,333)
Other income (expense):
Interest expense, net	(3,179)	(2,217)	(8,937)	(6,706)
Debt extinguishment loss	—	—	(14,434)	—
Change in fair value of warrants	4,801	2,143	2,006	(19,523)
Change in fair value of derivative liability	18,774	—	(36,407)	—
Other income (loss), net	(2)	343	(9,264)	2,091
Income (loss) before income taxes	$529	$(13,583)	$(121,145)	$(69,471)
Provision for income taxes	(46)	(26)	(146)	(138)
Net income (loss)	$483	$(13,609)	$(121,291)	$(69,609)
Foreign currency translation adjustment	(65)	1,005	3,076	304
Comprehensive income (loss)	$418	$(12,604)	$(118,215)	$(69,305)
Net income (loss)	483	(13,609)	(121,291)	(69,609)
Net Income (loss) attributable to common stockholders – basic	$483	$(13,609)	$(121,291)	$(69,609)
Net Income (loss) attributable to common stockholders – diluted	(18,212)	(13,609)	(123,297)	(69,609)
Weighted average of shares outstanding – basic	133,335	126,429	131,913	118,978
Weighted average of shares outstanding – diluted	149,557	126,429	132,535	118,978
Net Income (loss) attributable to common stockholders per share – basic	$0.00	$(0.11)	$(0.92)	$(0.59)
Net Income (loss) attributable to common stockholders per share – diluted	$(0.12)	$(0.11)	$(0.93)	$(0.59)

 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(121,291)	$(69,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,348	3,926
Equity-based compensation	12,539	11,162
Change in fair value of warrants	(2,006)	19,523
Debt extinguishment loss	13,734	—
Issuance of common warrants	9,006	—
Change in fair value of derivative liability	36,407	—
Change in fair value of asset purchase agreement liability	—	(2,217)
Realized and unrealized gain on short term investments	(2,204)	(517)
Equity method investment loss	119	118
Asset retirement obligation accretion	78	51
Amortization of debt discount	6,878	4,526
Changes in operating assets and liabilities:
Accounts receivable	1,869	97
Other current assets	(511)	269
Other assets	121	60
Accounts payable	(21)	527
Deferred revenue	134	6
Accrued expenses and other liabilities	3,483	5,144
Operating lease right-of-use assets and liabilities	649	874
Net cash used in operating activities	$(34,668)	$(26,060)

Investing activities
Purchases of network assets, property, and equipment	(65)	(182)
Purchase of internal use software	(310)	(354)
Purchase of marketable securities	(194,494)	(44,894)
Sale and maturity of marketable securities	159,900	30,500
Payment for asset purchase agreement liability	—	(2,732)
Net cash used in investing activities	$(34,969)	$(17,662)

Financing activities
Proceeds from 2028 senior convertible notes	190,000	—
Repayment of 2026 senior secured notes	(70,700)	—
Payments towards debt issuance cost	(1,517)	—
Payments towards debt	(86)	(82)
Proceeds from exercise of common warrants	766	27,896
Redemption of non-controlling interests	—	40
Proceeds from exercise of common stock options	1,614	1,882
Net cash provided by financing activities	$120,077	$29,736
Effect of exchange rates on cash and cash equivalents	224	13
Net increase (decrease) in cash and cash equivalents	50,664	(13,973)
Cash and cash equivalents at beginning of period	39,330	81,878
Cash and cash equivalents at end of period	$89,994	$67,905

Non-cash investing and financing information and supplemental disclosures
Capital expenditure included in Accrued expenses and other current liabilities	$23	$159
Interest paid in shares of common stock	$—	$1,867
Interest paid in cash	$4,244	$1,750
Issuance of shares for asset purchase agreement	$20,394	$—